UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2023

East Resources Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7777 NW Beacon Square Boulevard Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 826-3620

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	ERESU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	ERES	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ERESW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 29, 2023, East Resources Acquisition Company, a Delaware corporation (“ERES”), convened a special meeting of stockholders (the “Special Meeting”) held in connection with ERES’s previously announced business combination with Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus,” and, together with LMA, the “Companies”), pursuant to the Agreement and Plan of Merger, dated as of August 30, 2022 and amended on October 14, 2022 and April 20, 2023 (as amended, the “Merger Agreement”), and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions precedent, (i) LMA Merger Sub, LLC, a wholly owned subsidiary of ERES, will merge with and into LMA, with LMA surviving such merger and (ii) Abacus Merger Sub, LLC, a wholly owned subsidiary of ERES, will merge with and into Abacus, with Abacus surviving such merger (together with the other transactions contemplated in the Merger Agreement, the “Business Combination”), such that the Companies will become direct wholly owned subsidiaries of ERES. Each proposal voted on at the Special Meeting is described in detail in ERES’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 13, 2023 and mailed to ERES stockholders on or about June 15, 2023 (the “Proxy Statement”).

As of the close of business on June 13, 2023, the record date for the Special Meeting, there were an aggregate of 11,481,047 shares of ERES common stock, par value $0.0001 per share, issued and outstanding, consisting of 2,856,047 shares of ERES Class A common stock (the “Class A Common Stock”) and 8,625,000 shares of ERES Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

A total of 10,786,720 shares of Common Stock, representing approximately 94.0% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum.

The voting results for the proposals voted on at the Special Meeting are set forth below:

1.	The Business Combination Proposal – To approve and adopt the Merger Agreement and the transactions contemplated thereby.

For	Against	Abstain
10,774,650	12,070	0

2.	The Charter Approval Proposal – To adopt the Second Amended and Restated Certificate of Incorporation of ERES in the form attached to the Proxy Statement (the “Proposed Charter”).

Holders of Class A Common Stock

For	Against	Abstain
2,149,650	12,070	0

Holders of Class B Common Stock

For	Against	Abstain
8,625,000	0	0

Holders of Common Stock

For	Against	Abstain
10,774,650	12,070	0

3.

The Governance Proposal - To vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Proposed Charter in accordance with SEC requirements to (i) change the authorized capital stock and (ii) remove the blank check company provisions.

For	Against	Abstain
10,774,650	12,070	0

4.

The Director Election Proposal – To vote upon a proposal to elect seven directors to serve on the board of directors of the post-combination company until the 2024 annual meeting of stockholders, in the case of Class I directors, the 2025 annual meeting of stockholders, in the case of Class II directors, and the 2026 annual meeting of stockholders, in the case of Class III directors.

a.	Adam Gusky, as Class I director

For	Against	Abstain
8,625,000	0	0

b.	Sean McNealy, as Class I director

For	Against	Abstain
8,625,000	0	0

c.	Cornelis Michiel van Katwijk, as Class II director

For	Against	Abstain
8,625,000	0	0

d.	Mary Beth Schulte, as Class II director

For	Against	Abstain
8,625,000	0	0

e.	Karla Radka, as Class II director

For	Against	Abstain
8,625,000	0	0

f.	Thomas W. Corbett, Jr., as Class III director

For	Against	Abstain
8,625,000	0	0

g.	Jay Jackson, as Class III director

For	Against	Abstain
8,625,000	0	0

5.

The Nasdaq Proposal – To approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market, the issuance of shares of ERES Class A Common Stock to the Companies’ members pursuant to the Merger Agreement.

For	Against	Abstain
10,774,650	12,070	0

6.	The Incentive Plan Proposal – To vote upon a proposal to approve and adopt the Abacus Life, Inc. 2023 Long-Term Equity Compensation Incentive Plan in the form attached to the Proxy Statement.

For	Against	Abstain
10,777,010	8,710	1,000

Item 7.01 Regulation FD Disclosure.

On July 3, 2023, ERES issued a press release announcing the completion of the Business Combination. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information contained in this Current Report on Form 8-K pursuant to this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated July 3, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East Resources Acquisition Company

Date: July 3, 2023	By:	/s/ Gary L. Hagerman, Jr.
	Name:	Gary L. Hagerman, Jr.
	Title:	Chief Financial Officer and Treasurer